UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Cannabis Sativa, Inc.
 (Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53571 (Commission File Number)	20-1898270 (IRS Employer I.D. No.)

1646 W. Pioneer Blvd., Suite 120
Mesquite, Nevada  89027
 (Address of principal executive offices)

(702) 346-3906
(Registrant’s telephone number)

N/A
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director

On March 13, 2015, Deborah Goldsberry was elected a member of the board of directors of the Registrant, Cannabis Sativa, Inc. (the “Company”).  Ms. Goldsberry is a long-time medical cannabis activist.  She brings hands-on experience to the Company’s board, having pioneered the highly acclaimed Berkeley Patients Group in Berkeley, California and Magnolia Wellness in Oakland, California.

As an activist, Ms. Goldsberry co-founded several industry non-profit organizations, including Americans for Safe Access, the Medical Cannabis Safety Council, and Cannabis Action Network. She currently serves on the National Organization for the Reform of Marijuana Laws (NORML) Women’s Alliance, is a board member at California NORML, and is a former board member of the Marijuana Policy Project. She was twice named Freedom Fighter of the Month by HIGH TIMES, as well as Freedom Fighter of the Year at the 2011 Cannabis Cup in Amsterdam. Ms. Goldsberry was also honored with NORML’s Paula Sabine Award for the importance of women in leadership in ending marijuana prohibition.

Ms. Goldsberry’s twenty-five years of experience and medical cannabis knowledge and experience is a natural fit as the Company prepares to expand its reach in the California medical cannabis community.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc.
Date:  March 20, 2015

By: /s/ Steven Kubby
                    Steven Kubby, Chairman